                                                                      EX-99.e.2.

                                 ABERDEEN FUNDS

                             DISTRIBUTION AGREEMENT

     AGREEMENT  made  as  of  the  ___  day  of  ____________,  by  and  between
_____________.,  a _____________  _____________________ that acts as an open-end investment  company,  with  its  principal  office  and  place  of  business  at
____________________ (the "Client"), and Foreside Fund Services, LLC, a Delaware
limited liability company with its principal office and place of business at Two
Portland Square, Portland, Maine 04101 ("Foreside").

     WHEREAS,  the  Client is each  registered  under  the 1940 Act (as  defined below) as an open-end  management  investment  company that issues or intends to issue  shares of  beneficial  interest  (the  "Shares"),  in separate  funds and classes;

     WHEREAS,  the  Client  offers  Shares in the funds as listed in  Schedule 1 hereto (the funds, together with all other funds subsequently established by the
Client and made subject to this Agreement in accordance with Section 7.5 of this
Agreement being herein referred to as a "Fund," and collectively as the "Funds")
and the Client intends to offer shares of various classes of each Fund as listed in  Schedule  1  hereto  (each  such  class  together  with  all  other  classes subsequently  established by the Client in a Fund in accordance with Section 7.5 of this Agreement being herein referred to as a "Class," and collectively as the
"Classes"); and

     WHEREAS, the Client desires that Foreside offer, as distributor, the Shares of each Fund and Class  thereof to the public and Foreside is willing to provide those  services on the terms and conditions set forth in this Agreement in order to  promote  the  growth of the Funds and  facilitate  the  distribution  of the
Shares;

     NOW  THEREFORE,  for  and in  consideration  of the  mutual  covenants  and agreements contained herein, the Client and Foreside hereby agree as follows:

SECTION 1.  DEFINITIONS; APPOINTMENT; DELIVERY OF DOCUMENTS

1.1  Frequently  Used Defined Terms.  As used in this  Agreement,  the following terms have the following meanings:

     (a)  "1940 Act" means the Investment Company Act of 1940, as amended.

     (b)  "Adviser" means  __________________,  the adviser to each of the Funds listed in Schedule 1 hereto.

     (c)  "Affiliate"  means, with respect to any Person,  any other Person that is  controlled  by,  controls,  or is under  common  control with such
          Person; for purposes hereof, "control" of a Person means (i) ownership of,  or  possession  of  the  right  to  vote,  more  than  25% of the outstanding  voting equity of that person or (ii) the right to control the  appointment  of the board of  directors,  management or executive officers of that person.

     (d)  "Agreement"  means this  Agreement  and any  appendices  and schedules attached  hereto,  in each  case as they may be  amended  from time to time.

     (e)  "Authorized  Person(s)"  means  the  persons  described  or  listed on
          Schedule 2 hereto.

     (f)  "Conduct  Rules"  means the Conduct  Rules of the  Financial  Industry
          Regulatory Authority ("FINRA").

     (g)  "Class" and  "Classes"  have the meaning set forth in the  preamble to this Agreement.

     (h)  "Client" has the meaning set forth in the  preamble to this  Agreement and includes successors-in-interest;  unless the context shall require otherwise, references to the Client shall include any Funds or Classes thereof.

     (i)  "Effective Date" means the date first set forth above.

     (j)  "Governing Body" means, for any entity,  the Person or body of Persons governing  the  operations  of the entity under its Organic  Documents
          (for example, if the entity is a corporation, its board of directors).

     (k)  "Foreside" has the meaning set forth in the preamble to this Agreement and includes successors-in-interest.

     (l)  "Fund" and "Funds"  have the meaning set forth in the preamble to this
          Agreement.

     (m)  "Instruction" means any oral and written notice or statement directing action or inaction, including any such notice or statement transmitted to  Foreside  (i) in  electronic  format by  machine  readable  input, electronic  mail,  CRT data entry or other similar  means,  or (ii) in person or by telephone, telecopy, vocal telegram or similar means.

     (n)  "Laws" means any statutes,  rules and regulations of any  governmental
          authority  and  applicable  judicial  or  regulatory   interpretations
          thereof including without limitation the Conduct Rules of the FINRA.

     (o)  "FINRA" means the Financial Industry Regulatory Authority

     (p)  "NSCC" means the National Securities Clearing Corporation.

     (q)  "Organic  Documents" means, for any entity,  the documents pursuant to which the entity was formed as a legal entity,  as such  documents may be amended from time to time.

     (r)  "Parties" means the Client and Foreside.

     (s)  "Person" means any natural person or  incorporated  or  unincorporated entity.

     (t)  "Plan" has the meaning set forth in Section 2.5(a).

     (u)  "Predecessor Records" has the meaning set forth in Section 2.9(b).

     (v)  "Prospectus" has the meaning set forth in Section 2.4(a).

     (w)  "Registration  Statement"  means a registration  statement filed under the  Securities  with  respect to the Shares,  as amended from time to time.

     (x)  "SEC" means the United States  Securities and Exchange  Commission and
          any successor governmental authority.

     (y)  "Securities Act" means the Securities Act of 1933, as amended.

     (z)  "Servicing Agent" has the meaning in Section 2.3.

     (aa) "Service Plan" has the meaning set forth in Section 2.5(a).

     (bb) "Services"  means the services  provided by Foreside to the Client set forth in Section 2.4.

     (cc) "Services  Commencement Date" means, with respect to any Fund or Class thereof,  (i) if the  registration  statement  of the Fund or Class is effective as of the Effective Date, then such Effective Date; (ii), if such registration statement is not effective as of the Effective Date, then the date such registration  statement is declared  effective;  or
          (iii) such other date as may be agreed in writing by the Parties.

     (dd) "Shareholder" means any Person that holds Shares of record.

     (ee) "Shares" has the meaning set forth in the preamble to this Agreement.

     (ff) "State" means any of the various states and  territories of the United
          States.

Other  capitalized terms used but not defined in this Section 1.1 shall have the meanings set forth in this Agreement.

1.2 Appointment.  The Client hereby appoints  Foreside to act as distributor for the period and on the terms set forth in this  Agreement,  and  Foreside  hereby accepts such  appointment  and in  connection  with such  appointment  agrees to provide the Services on the terms and  conditions  set forth in this  Agreement, subject to  applicable  Laws,  Organic  Documents  and the current  Registration
Statement of the Client.

SECTION 2. OFFERING AND REDEMPTION OF SHARES;  FORESIDE'S DUTIES;  OTHER RELATED
TERMS AND CONDITIONS

2.1 Offering of Shares.

     (a)  Foreside  shall act as the  Client's  agent to offer,  and to  solicit offers to subscribe  to,  unsold  Shares of the Funds as shall then be
          effectively   registered  under  the  Securities  Act.  Foreside  will
          promptly forward all orders and  subscriptions  to the Client,  or its designated  agent.  The price at which Foreside shall offer the Shares shall be the net asset  value per  Share,  determined  as set forth in
          Section  2.1(b) hereof.  The Client  reserves the right to sell Shares directly to investors through subscriptions received by the Client.

     (b)  The public offering price of the Shares of a Fund (i.e., the price per
          Share at which  Foreside or Servicing  Agents may offer or sell Shares to the  public  or to those  persons  eligible  to invest in Shares as described in the applicable  Prospectus)  shall be the public offering price  determined  in  accordance  with the  then-currently  effective
          Prospectus  of the Fund or Class  thereof  under  the  Securities  Act relating to such  Shares.  The Client will advise  Foreside of the net asset  value per  Share at each time as the net asset  value per Share shall have been  determined  by the Client and at such other  times as
          Foreside may reasonably request.

     (c)  The net asset value per Share of each Fund or Class  thereof  shall be determined by the Client,  or its designated agent, in accordance with and at the times indicated in the applicable  Prospectus in accordance with the method set forth in the Prospectus and guidelines established by the Client's Governing Body.

     (d)  The Client  reserves  the right to suspend the offering of Shares of a
          Fund or of any Class thereof at any time in the absolute discretion of their  Governing  Body,  and upon notice of such  suspension  Foreside shall cease to offer Shares of the Funds or Classes thereof  specified in the notice.

     (e)  The  Client,  or any agent of the  Client  designated  in  writing  to
          Foreside  by the  Client,  shall be  promptly  advised by  Foreside or
          Servicing  Agents  of all  purchase  orders  for  Shares  received  by
          Foreside or such  Servicing  Agents,  and all such  subscriptions  for
          Shares  obtained  by Foreside as agent shall be directed to the Client or their agent for  acceptance and shall not be binding until accepted by the Client. The Client, in its discretion, may refuse to accept any order for the purchase of shares that Foreside or Servicing Agents may tender to it. Foreside  acknowledges that the Client seeks to avoid so called  "market  timers" and may reject or refuse to accept or confirm orders  or  subscriptions  from any  persons  who  exhibit  or who may exhibit market timing  behavior.  The Client or their designated agent will confirm orders and  subscriptions  upon their receipt,  will make appropriate  book  entries  and,  upon  receipt  by the  Client or its designated  agent of  payment  thereof,  will  issue  such  Shares  in uncertificated form pursuant to the instructions of Foreside.

     (f)  Neither  Foreside,  any  Servicing  Agent  nor  any  other  person  is authorized  by the  Client  to give  any  information  or to make  any representations  other than as is contained in a Fund's  Prospectus or any advertising materials or sales literature specifically approved in writing by the Client or its agents.

2.2 Repurchase and Redemption of Shares.

     (a)  Any of the  outstanding  Shares  of a Fund  or  Class  thereof  may be tendered for  redemption at any time,  and the Client agrees to redeem or  repurchase  the  Shares  so  tendered  in  accordance  with  their obligations  as set forth in the Organic  Documents and the Prospectus relating to the Shares.  The price to be paid to redeem or  repurchase the Shares of a Fund or Class  thereof shall be equal to the net asset value  calculated in accordance  with the provisions of Section 2.1(b)
          hereof less any redemption  fees or other  applicable fees or expenses as set forth in the then-current Prospectus.

     (b)  The Client or its  designated  agent shall pay (i) the total amount of
          the  redemption   price  consisting  of  the  redemption  price  after
          applicable  redemption  or  other  fees  and  (ii)  except  as  may be otherwise  required  by the  Conduct  Rules  and  any  interpretations thereof, in accordance with Foreside's instructions,  on or before the seventh day (or such other earlier business day as is customary in the investment  company  industry)  subsequent  to the Client or its agent having received the notice of redemption in proper form.

     (c)  Redemption  of Shares or payment  therefor  may be  suspended at times when the New York Stock  Exchange is closed for any reason  other than its customary  weekend or holiday  closings,  when trading  thereon is restricted,  when an emergency exists as a result of which disposal by the Client of securities owned by a Fund is not reasonably practicable or it is not reasonably practicable for the Client fairly to determine the value of a Fund's net assets,  or during any other period when the
          SEC so requires or permits.

2.3 Servicing Agents.

At the  request  of the  Client,  Foreside  shall  enter  into  Servicing  Agent agreements with securities dealers,  depository institutions and other financial intermediaries for the purpose of facilitating the offer, sale and redemption of
Shares by Shareholders; provided, that the Client shall pre-approve the forms of agreements  with  Servicing  Agents  and  shall  have the right to  approve  any compensation  set forth therein or any material  changes from such  pre-approved forms.  Foreside may enter into dealer  agreements and other selling  agreements with broker-dealers and other intermediaries;  provided,  however, that Foreside shall have no obligation to make any payments to any third  parties,  whether as finder's  fees,  compensation  or otherwise,  unless (i) Foreside has received a corresponding  payment  from the  applicable  Fund's Plan or Service  Plan,  the
Fund's  investment  adviser (the  "Adviser")  or from  another  source as may be permitted  by  applicable  law,  and (ii) such  corresponding  payment  has been approved by the Client's Board of Trustees (the "Board"). Shares of each Fund or
Class thereof shall be offered and resold by Servicing Agents only at the public offering prices and under the terms set forth in the Prospectus  relating to the
Shares.  Within the United States,  Foreside  shall enter into  Servicing  Agent agreements  only  with  members  in good  standing  of the  FINRA  or  financial intermediaries  otherwise  exempt  from  registration  as  a  broker-dealer  for receiving transaction based compensation, such as banks and trust companies.

2.4 Foreside's Services and Duties; Exclusivity.

     (a)  Foreside  shall use  reasonable  efforts to solicit orders to purchase
          Shares of the Funds upon the terms and conditions contained herein and in the then current Prospectus.  Foreside shall devote reasonable time and  effort to effect  sales of Shares but shall not be  obligated  to sell any specific number of Shares.

     (b)  Foreside shall maintain its  registration  as a  broker-dealer  in all
          States.  Foreside  will  notify  the Client  immediately  if it ceases maintaining  registration in advance of any required filing or renewal date.

     (c)  In  performing  its  services  under this  Agreement,  Foreside  shall conform in all respects with the requirements of all Federal and State
          Laws relating to the offer and sale of the Shares.

     (d)  Foreside  shall,  at the request of the Client (i) attempt to maintain active  agreements with any Servicing  Agents related to the servicing of the Funds  that,  prior to the  Effective  Date of this  Agreement, acted in similar  capacities for a Fund, and (ii) assist the Client in
          obtaining   additional   agreements  with   broker-dealers  and  other
          financial intermediaries.

     (e)  Insofar as it is required to ensure compliance with the Conduct Rules,
          Foreside shall track and maintain appropriate information with respect to payments  made by each Fund under Rule 12b-1 under the 1940 Act and other  payments  such as  marketplace  distribution,  maintenance  and service fees, and shall make quarterly  reports to the Board regarding such payments.

     (f)  Foreside  shall adopt and follow  procedures for the  confirmation  of sales to  investors  and  selected  dealers or  selected  agents,  the collection  of amounts  payable by investors  and selected  dealers or selected  agents on such  sales,  and the  cancellation  of  unsettled transactions,  as may be necessary to comply with the  requirements of the 1934 Act and the FINRA.

     (g)  Foreside shall maintain membership with the NSCC and any other similar successor  organization to sponsor a participant  number for the Funds so as to enable the Shares to be traded through FundSERV.  Foreside is not responsible for any operational  matters  associated with FundSERV or Networking transactions.

     (h)  Foreside  shall  review,  and  provide  to the Client a summary of its review of all advertising and sales literature for the Client no later than  three  business  days  after any  routine  advertising  or sales literature is proposed and received by Foreside' compliance department
          (five  business  days  after any  extraordinary  advertising  or sales literature is proposed and received),  and file such material with the
          FINRA or appropriate regulatory body, as required.

     (i)  Nothing  contained  herein shall be  construed to require  Foreside to perform  any  service  that  could  cause  Foreside  to be  deemed  an investment  adviser  for  purposes  of the 1940 Act or the  Investment
          Advisers Act of 1940, as amended.

     (j)  Neither Foreside, nor any other person acting on behalf of Foreside is authorized  to give any  information  or to make  any  representations other  than as is  contained  in a  Fund's  Prospectus,  statement  of
          additional   information,   or  any  advertising  materials  or  sales
          literature  specifically  approve  in  writing  by the  Client  or its agents.

     (k)  Except as  specifically  set forth in this  Agreement to the contrary,
          Foreside assumes no  responsibility  for compliance by the Client with any Laws  applicable to the Client with which  Foreside has no role in achieving compliance; and, notwithstanding any other provision of this
          Agreement to the contrary,  Foreside assumes no  responsibility  under this  Agreement  to Client or any other Person for  compliance  by the
          Client or Foreside with the Laws of any jurisdiction  other than those of the United States.

     (l)  Nothing  contained in this Agreement shall require Foreside to perform any  functions  or  duties on any  weekend  day or on any other day on which the Client does not accept  subscriptions and redemptions of its
          Shares (a "Business Day").  Functions or duties normally  scheduled to be  performed on any day that is not a Business Day shall be performed on, and as of, the next Business  Day,  unless  otherwise  required by applicable Law.

     (m)  Foreside shall be the exclusive representative of the Client to act as distributor  of the Shares of the Funds and  Classes,  except that the rights given under this  Agreement to Foreside shall not apply to: (i)
          Shares  issued  in  connection  with  the  merger,   consolidation  or
          reorganization  of any  other  investment  company  or series or class thereof with a Fund or Class  thereof;  (ii) a Fund's  acquisition  by purchase or  otherwise  of all or  substantially  all of the assets or stock of any other  investment  company  or  series or class  thereof;
          (iii) the reinvestment in Shares by a Fund's shareholders of dividends or other  distributions;  or (iv) any other  offering by the Client of securities to their shareholders.

2.5 Certain Documents; Changes in Law.

     (a)  Contemporaneous  with the Effective  Date, the Client shall deliver to
          Foreside copies of the following  documents:  (i) the Client's Organic
          Documents;  (ii) the  Prospectuses  for the Funds and Classes  thereof
          (each, a  "Prospectus");  (iii) each current plan of  distribution  or similar document adopted by the Client under Rule 12b-1 under the 1940
          Act  ("Plan")  and each  current  shareholder  service plan or similar document  adopted by the Client ("Service Plan") and (iv) any relevant policies and procedures  adopted by the Client  pursuant to Rule 38a-1 of the 1940  Act  that are  applicable  to the  services  provided  by
          Foreside. The Client shall also deliver to Foreside: (x) a copy of the resolution  of the  Board of  Trustees  of the  Client  (the  "Board")
          appointing Foreside and authorizing the execution and delivery of this
          Agreement; and (y) any other documents,  materials or information that
          Foreside shall  reasonably  request to enable it to perform its duties pursuant to this Agreement.

     (b)  Client shall  deliver to Foreside as soon as is  reasonably  practical any and all amendments to the documents required to be delivered under
          Section 2.5(a).

     (c)  In the event  there is a change in Law  related  to or  affecting  the
          Services,  Foreside  shall begin  performing new service(s) as soon as such change is effective or  enforceable.  If such new  service(s) are materially  different  or more  burdensome  than the current  level of service(s),  the parties shall agree to mutually  acceptable  policies and procedures for such new service(s).

2.6 Reliance on Instructions, Documents and Advice.

     (a)  With  respect to the subject  matter of this  Agreement,  Foreside may rely on (i) with respect to any matter,  advice or Instruction that it receives and that it reasonably believes in good faith was transmitted by the Client 's Governing Body or an Authorized  Person; or (ii) with respect to any factual matter,  any signature,  Instruction,  request, letter of  transmittal,  certificate,  opinion of counsel,  statement, instrument,  report, notice,  consent,  order, or other document of or presented by any Person (including any authorized representative(s) of any predecessor service providers to the Client ).

     (b)  Notwithstanding   any  other  provisions  of  this  Agreement  to  the
          contrary,  Foreside  shall have no duty or  obligation to inquire into
          (i) the  authenticity of any statement,  oral or written  Instruction, resolution,  signature,  request, letter of transmittal,  certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument that Foreside reasonably believes in good faith to be  genuine;  or (ii) the  authority  or lack  thereof of any
          Person to represent or act as an agent for any other Person,  provided that Foreside  reasonably  believes in good faith that such  authority exists, and, provided,  further,  that with respect to Instructions of the Client , Foreside  may only rely on  Instructions  of the Client '
          Governing Body or Authorized Persons.

     (c)  Foreside  may  assume  that  any  Instructions  are  not  in  any  way inconsistent with the Organizational Documents, the Prospectus, or any proceeding  or  resolution  of  the  Client's  Governing  Body  or the
          Shareholders  of the  Client ,  unless  and  until  Foreside  receives written notice to the contrary from the Client's  Governing Body or an
          Authorized Person, and provided that Foreside makes reasonable inquiry into any  instructions if Foreside has doubts  regarding the intention of any instructions.

     (d)  Absent  specific  written notice to the contrary,  Foreside may assume
          that  Authorized  Persons  are  authorized  to  deliver   instructions
          relating  to all or any matter  under  this  Agreement.  The  Client's
          Governing  Body  may at any  time (i)  change  the list of  Authorized
          Persons or (ii) limit an Authorized  Person's  authority upon delivery of written notice from a representative thereof to Foreside.

     (e)  About any matter  related to the Client or the Services,  Foreside may rely on the advice of the Client or Client's outside  counsel,  or the advice of counsel to Foreside;  provided  Foreside  notifies Client in advance  of its  intentions.  Any  costs  related  to such  advice  or
          Instructions shall be borne by the Client,  except that Foreside shall be  responsible  for costs related to advice from in-house  counsel to
          Foreside or any  affiliate of  Foreside.  In the event of any conflict
          between  advice  or  Instructions   Foreside  receives  from  (i)  any
          Authorized  Person and (ii) advice from counsel,  Foreside may rely on advice from counsel.

     (f)  Nothing in this Section 2.6 shall be construed as imposing on Foreside any obligation to seek advice or Instructions,  or, subject to Section
          3.1(b),  to act in accordance  with such advice or Instructions if and when received.

2.7 Other Activities.

Foreside may provide services similar to those provided under this Agreement for any other Person on such terms as may be arranged with such Person, and Foreside shall not be  required to disclose to the Client any fact or thing that may come to the knowledge of Foreside in the course of so doing.

2.8 Cooperation with Independent Auditors and Counsel.  Foreside shall cooperate with the  independent  auditor(s)  and  attorneys  of the  Client and shall take reasonable  action to make all  necessary  information  related to the  Services available to such auditors and attorneys for the performance of their duties.

2.9 Certain Responsibilities of the Client. The Client agrees to:

     (a)  Comply in all material respects with all applicable  provisions of the
          1940 Act,  the  Securities  Act,  Conduct  Rules  and all  other  Laws governing  the issuance and sale of Shares or otherwise  applicable to the Client .

     (b)  Prior  to the  Services  Commencement  Date,  deliver  or  cause to be delivered to Foreside all books,  records and other documents relating to the Client's prior operations and service providers,  if any, that, in Foreside's  reasonable opinion, are necessary for Foreside properly to provide the Services (collectively "Predecessor Records").

     (c)  Provide,  and cause each other agent or service provider to the Client to provide,  to Foreside all such  information (and in such reasonable medium) that Foreside may  reasonably  request in connection  with the
          Services and this Agreement.

     (d)  Upon  request,  deliver to Foreside in advance of filing  thereof with the SEC any relevant  portions of the Registration  Statement in order to permit  Foreside  and its agents to review  and  comment  upon,  at
          Foreside's  discretion,  those portions thereof that describe Foreside and Foreside's duties and obligations under this Agreement,  including the  indemnity  provisions  hereof,  and the Client shall not make any reference to Foreside and such duties,  obligations and indemnities in any Registration  Statement without Foreside's consent,  which consent shall not be unreasonably withheld or delayed.

     (e)  Upon request,  furnish to Foreside copies of all financial  statements and other  documents  to be  delivered  to  shareholders  or investors within a  reasonable  period of time prior to such  delivery and shall furnish Foreside copies of all other financial  statements,  documents and other papers or information which Foreside may reasonably  request for use in  connection  with the  distribution  of Shares.  The Client shall make  available  to Foreside  the number of copies of the Funds'
          Prospectuses as Foreside shall reasonably request.

     (f)  The Client shall take,  from time to time,  subject to the approval of the Board and any required approval of the shareholders of the Client, all action  necessary to fix the number of authorized  Shares (if such number is not limited) and to register the Shares under the Securities
          Act,  to the end that there will be  available  for sale the number of
          Shares as  reasonably  may be  expected  to be sold  pursuant  to this
          Agreement.

     (g)  The  Client  agrees to inform  the  Foreside  from time to time of the states  in  which  the Fund or its  administrator  has  registered  or otherwise  qualified shares for sale, and the Client agrees at its own expense to execute  any and all  documents  and to furnish any and all information  and  otherwise to take all actions that may be reasonably necessary in connection with the  qualification of the Shares for sale in such states as the Foreside may  designate;  provided that Foreside shall not be required to register as a broker-dealer or file a consent to service of process in any State and neither the Client nor any Fund
          or  Class   thereof   shall  be  required  to  qualify  as  a  foreign
          corporation,  Client or association in any State.  Any registration or qualification  may be withheld,  terminated or withdrawn by the Client at any time in its discretion. Foreside shall furnish such information and other  material  relating to its affairs and  activities as may be required  by the  Client  in  connection  with  such  registration  or qualification.

     (h)  Cause the transfer agent for each Fund and Class,  where  necessary or appropriate,  to provide  Foreside  with any  information  that may be necessary for Foreside to perform its duties under this Agreement.

     (i)  Advise Foreside as soon as reasonably possible: (i) of the issuance by the SEC of any stop order suspending the effectiveness of the Client's
          Registration  Statement or any  Prospectus  or the  initiation  of any proceedings  for  that  purpose;  (ii) of any  request  by the SEC for amendments to the registration  statement or Prospectus then in effect or for additional information;  (iii) of the happening of any material
          event  which  makes  untrue  any   statement   made  in  the  Client's
          Registration  Statement  or which  requires  the making of a change in either thereof in order to make the statements therein not misleading.

SECTION 3. RECORDKEEPING; PROPRIETARY INFORMATION; CONFIDENTIALITY

3.1 Predecessor Records; Ownership; Inspection; Successors.

     (a)  Predecessor  Records  received by Foreside  pursuant to Section 2.9(b)
          shall be the  property  of the  Client.  The Client  and the  Client's authorized  representatives  shall  have  access  to such  Predecessor
          Records at all times during Foreside's normal business hours. Upon the
          reasonable   advance   request  of  the  Client  or  such   authorized
          representatives,  copies  of any  such  Predecessor  Records  shall be provided by Foreside,  at the Client's  expense,  to the Client or its authorized representatives.

     (b)  If Foreside receives a request or demand from a third party to inspect any Predecessor  Records,  Foreside will endeavor to notify the Client and to secure  Instructions  from the Client or an  Authorized  Person about such inspection.  Foreside shall abide by such  Instructions for granting or denying the inspection;  provided, that Foreside may grant the inspection  without  Instructions or in  contravention of specific
          Instructions  if  Foreside  is advised by counsel to  Foreside  or the
          Client  that  failure  to do so is  substantially  likely to result in liability  to Foreside;  and  provided,  further,  that in such event,
          Foreside shall endeavor promptly to advise the Client of such contrary advice, to the extent practicable in advance of any actual inspection.

     (c)  Upon termination of this Agreement, Foreside shall, at the expense and direction of the Client,  transfer to Client or any successor  service provider all Predecessor  Records in the electronic or other medium in which such material is then maintained by Foreside.

3.2  Proprietary  Information  of  Foreside.  The Client  acknowledges  that the databases, computer programs, screen formats, report formats, interactive design techniques,  and documentation manuals maintained by Foreside on databases under the control and ownership of Foreside or a third party  constitute  copyrighted, trade  secret,  or other  proprietary  information  (collectively,  "Proprietary
Information")  of  substantial  importance  to Foreside or the third party.  The
Client agrees to treat all  Proprietary  Information  as proprietary to Foreside and  further  agrees  that it shall  maintain as  confidential  any  Proprietary
Information,  except as may be provided under this Agreement, and that breach by the Client of this confidentiality  obligation would cause irreparable injury to
Foreside.

3.3 Confidentiality.

     (a)  Each Party (for  purposes of this Section  3.3, a  "Receiving  Party")
          agrees to keep  confidential  all  information  disclosed by the other
          Party  (for  purposes  of this  Section  3.3, a  "Disclosing  Party"), including,  without  limitation  all  forms  and  types of  financial, business, marketing,  operations,  technical, economic and engineering information of the Disclosing Party, whether tangible or intangible.

     (b)  Notwithstanding  any provision of this Agreement to the contrary,  the
          Parties  agree  that the  following  information  shall  not be deemed confidential  information:  (i)  information  that  was  known  to the receiving  Party  before  receipt  thereof  from or on  behalf  of the
          Disclosing  Party; (ii) information that is disclosed to the Receiving
          Party  by a  third  person  who has a right  to make  such  disclosure without any  obligation  of  confidentiality  to the Party  seeking to enforce its rights under this Section 3; (iii)  information that is or becomes  generally  known  in the  trade  without  violation  of  this
          Agreement  by  the  Receiving  Party;  or  (iv)  information  that  is independently  developed by the  Receiving  Party or its  employees or affiliates without reference to the Disclosing Party's information.

     (c)  Notwithstanding  any  provision  of this  Agreement  to the  contrary,
          Foreside may: (i) provide  information  to  Foreside's  counsel and to
          Persons  engaged by  Foreside or the Client to provide  services  with respect to the Client;  (ii) provide  information  consistent with the
          Procedures  or with  operating  procedures  that  are  customary  with respect to the Services in the industry;  (iii) identify the Client as a client of Foreside for Foreside's sales and marketing purposes;  and
          (iv)  provide   information  as  approved  by  an  Authorized  Person,
          provided, that (A) such approval shall not be unreasonably withheld or delayed,  and (B) Foreside may release information without approval of the Client if Foreside is advised by counsel to Foreside or the Client that  failure  to do so will  result in  liability  to  Foreside;  and provided,  further,  that,  in  such  event  Foreside  shall  endeavor
          promptly  to  advise  the  Client  of  such  advice,   to  the  extent
          practicable in advance of any actual release of information.

     (d)  Foreside  acknowledges  that  certain  Shareholder   information  made
          available  by the  Client  to  Foreside  or  otherwise  maintained  by
          Foreside  under  this  Agreement  may  be  deemed  nonpublic  personal information  under the  Gramm-Leach-Bliley  Act and  other  applicable privacy Laws (collectively,  "Privacy Laws").  Foreside agrees (i) not to  disclose or use such  information  except as required to carry out its duties under the Agreement or as otherwise permitted by law in the ordinary course of business;  (ii) to limit access to such information to  authorized  representatives  of Foreside and the Client ; (iii) to establish and maintain reasonable physical,  electronic and procedural safeguards to protect such information; and (iv) to cooperate with the
          Client and provide reasonable  assistance in ensuring  compliance with such  Privacy Laws to the extent  applicable  to either or both of the
          Parties.

SECTION 4. RESPONSIBILITY OF FORESIDE; INDEMNIFICATION;  OTHER LIABILITY-RELATED
MATTERS

4.1. Responsibility of Foreside; Limitations.

     (a)  Foreside  shall  be  under  no duty  to take  any  action  under  this
          Agreement except as specifically set forth in this Agreement or as may be  specifically  agreed to by  Foreside  and the  Client in a written amendment to this Agreement.

     (b)  In performing  the Services,  Foreside (i) shall act in good faith and shall be  obligated  to  exercise  care and  diligence;  and (ii) may, without  limiting  the  generality  of any  other  provision  of  this
          Agreement,  rely on Instructions,  advice and information  pursuant to
          Section 2.6.

     (c)  Notwithstanding  anything in this Agreement to the contrary,  Foreside shall be liable to the  Client  only for any  damages  arising  out of
          Foreside's  failure to perform its duties under this  Agreement to the extent such  damages  were caused  solely and  directly by  Foreside's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

     (d)  Foreside  shall not be liable for the delays or errors of Persons that provide  services to the Client or Foreside  (other than  employees of
          Foreside)  or of other  Persons,  including  the  failure  by any such
          Person to provide  information to Foreside when they have a duty to do so (irrespective of whether that duty is owed specifically to Foreside or a third party).

4.2 Indemnification; Notification of Claims.

     (a)  Notwithstanding  anything in this Agreement to the contrary,  Foreside shall not be  responsible  for, and the Client shall on behalf of each
          applicable  Fund  or  Class  thereof,   indemnify  and  hold  harmless
          Foreside,  its  employees,  directors,  officers  and managers and any person who controls  Foreside  within the meaning of section 15 of the
          Securities Act or section 20 of the  Securities  Exchange Act of 1934,
          as  amended,   (for  purposes  of  this  Section   4.2(a),   "Foreside
          Indemnitees") from and against,  any and all losses,  damages,  costs, charges,  reasonable  counsel fees,  payments,  liabilities  and other expenses of every nature and character (including, but not limited to, direct and indirect  reasonable  reprocessing costs) arising out of or attributable  to all and any of the  following  (for  purposes of this
          Section 4.2(a), a "Foreside Claim"):

          (i)  any  material  action (or  omission  to act) of  Foreside  or its agents taken in connection  with this Agreement;  provided,  that such  action  (or  omission  to act) is taken in good  faith  and
               without  willful   misfeasance,   gross  negligence  or  reckless
               disregard  by Foreside of its duties and  obligations  under this
               Agreement;

          (ii) any  untrue  statement  of  a  material  fact  contained  in  the
               Registration  Statement  or  arising  out of or  based  upon  any alleged  omission to state a material  fact required to be stated
               therein  or  necessary  to  make  the   statements   therein  not
               misleading,  unless  such  statement  or  omission  was  made  in reliance upon, and in conformity with,  information  furnished to the Client in connection with the preparation of the Registration
               Statement  or exhibits  to the  Registration  Statement  by or on behalf of Foreside;

          (iii) any untrue statement, or alleged untrue statement, of a material fact in any Client-related  advertisement or sales literature, or any  omission,  or alleged  omission,  to state a  material  fact required to be stated therein to make the statements  therein not misleading,  in  either  case  notwithstanding  the  exercise  of reasonable care in the preparation or review thereof by Foreside;

          (iv) any material breach of the Client's agreements,  representations, warranties,  and  covenants  in  Sections  2.9  and  5.2 of  this
               Agreement; or

          (v)  the   reliance   on  or  use  by   Foreside   or  its  agents  or
               subcontractors  of  information,  records,  documents or services which have been  prepared,  maintained or performed by the Client or any agent of the  Client,  including  but not  limited  to any
               Predecessor Records provided pursuant to Section 2.9(b).

     (b)  Foreside  will  indemnify,  defend and hold the Client and its several officers  and  members  of their  Governing  Bodies and any person who controls the Client within the meaning of section 15 of the Securities
          Act or section 20 of the Securities  Exchange Act of 1934, as amended,
          (collectively,   the  "Client  Indemnitees"  and,  with  the  Foreside
          Indemnitees, an "Indemnitee"),  free and harmless from and against any and all  claims,  demands,  actions,  suits,  judgments,  liabilities, losses,  damages,  costs,  charges,  reasonable counsel fees and other expenses  of  every  nature  and  character  (including  the  cost  of investigating  or defending such claims,  demands,  actions,  suits or liabilities  and any  reasonable  counsel fees  incurred in connection therewith), but only to the extent that such claims, demands, actions,
          suits,  judgments,   liabilities,  losses,  damages,  costs,  charges,
          reasonable  counsel fees and other expenses result from,  arise out of or are based upon all and any of the  following  (for purposes of this
          Section  4.2(c),  a "Client  Claim"  and,  with a  Foreside  Claim,  a
          "Claim"):

          (i)  any  material  action (or  omission  to act) of  Foreside  or its agents taken in  connection  with this  Agreement,  provided that such  action (or  omission to act) is not taken in good faith and with willful misfeasance,  gross negligence or reckless disregard by Foreside of its duties and obligations under this Agreement.

          (ii) any  untrue  statement  of  a  material  fact  contained  in  the
               Registration  Statement or  Client-related  advertising  or sales literature or any alleged omission of a material fact required to be  stated  or  necessary  to make  the  statements  therein  not misleading,  if such  statement  or omission was made in reliance upon, and in conformity with, information furnished to the Client in writing in connection with the preparation of the Registration
               Statement  or  Client-related  advertising  or  sales  literature
               (other than in respect of  Fund-related  advertisements  or sales literature  that fail to comply with  applicable laws despite the
               Distributor's  exercise of reasonable care in the preparation and review thereof) by or on behalf of Foreside; or

          (iii) any material breach of Foreside's  agreements,  representations, warranties and covenants set forth in Section 2.4 and 5.1 hereof.

     (d)  The  Client or  Foreside  (for  purpose  of this  Section  4.2(d),  an
          "Indemnifying  Party") may assume the  defense of any suit  brought to enforce any  Foreside  Claim or Client  Claim,  respectively,  and may retain  counsel chosen by the  Indemnifying  Party and approved by the other Party,  which  approval  shall not be  unreasonably  withheld or delayed.  The Indemnifying  Party shall advise the other Party that it will assume the defense of the suit and retain counsel within ten (10)
          days of receipt of the notice of the claim. If the Indemnifying  Party assumes the defense of any such suit and  retains  counsel,  the other
          Party shall bear the fees and expenses of any additional  counsel that they retain. If the Indemnifying  Party does not assume the defense of any such suit, or if other Party does not approve of counsel chosen by the Indemnifying Party, or if the other Party has been advised that it may have  available  defenses or claims that are not  available  to or
          conflict  with  those  available  to  the   Indemnifying   Party,  the
          Indemnifying Party will reimburse any Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that the
          Indemnitee  retains.  An  Indemnitee  shall not settle or confess  any claim without the prior written  consent of the Client,  which consent shall not be unreasonably withheld or delayed.

     (e)  An Indemnifying  Party's obligation to provide  indemnification  under this section is  conditioned  upon the  Indemnifying  Party  receiving notice of any action brought against an Indemnitee  within twenty (20)
          days after the summons or other first  legal  process is served.  Such notice shall refer to the Person or Persons against whom the action is brought.  The  failure to provide  such  notice  shall not relieve the
          Indemnifying Party of any liability that it may have to any Indemnitee except to the extent  that the  ability of the party  entitled to such notice to defend such action has been materially adversely affected by the failure to provide notice.

     (f)  The  provisions of this section and the parties'  representations  and warranties in this Agreement shall remain  operative and in full force and effect regardless of any investigation made by or on behalf of any
          Indemnitee  and shall  survive the sale and  redemption  of any Shares
          made   pursuant   to   subscriptions   obtained   by   Foreside.   The
          indemnification  provisions of this section will inure  exclusively to the benefit of each person that may be an  Indemnitee  at any time and their  respective  successors and assigns (it being intended that such
          persons  be  deemed  to  be  third  party   beneficiaries  under  this
          Agreement).

4.3 Other Liability-Related Matters.  Notwithstanding anything in this Agreement to the contrary, except as specifically set forth below:

     (a)  Neither  Party shall be liable for losses,  delays,  failure,  errors, interruption  or loss of data  occurring  directly  or  indirectly  by reason of  circumstances  beyond its  reasonable  control,  including, without  limitation,  acts of God;  action  or  inaction  of  civil or military authority;  public enemy; war; terrorism;  riot; fire; flood;
          sabotage;  epidemics;  labor disputes; civil commotion;  interruption,
          loss  or  malfunction  of  utilities,   transportation,   computer  or
          communications capabilities; insurrection; or elements of nature;

     (b)  Neither  Party  shall be  liable  for any  consequential,  special  or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party;

     (c)  No  affiliate,  director,  officer,  employee,  manager,  shareholder, partner,  agent, counsel or consultant of either Party shall be liable at law or in equity  for the  obligations  of such  Party  under  this
          Agreement  or for any damages  suffered by the other Party  related to this Agreement;

     (d)  Except  as set  forth in  Section  4.2(f),  there  are no third  party beneficiaries of this Agreement;

     (e)  Each Party shall have a duty to  mitigate  damages for which the other
          Party may become responsible;

     (f)  The assets and liabilities of each Fund are separate and distinct from the assets and  liabilities  of each other Fund,  and no Fund shall be liable or shall be charged for any debt,  obligation  or  liability of any other Fund, whether arising under this Agreement or otherwise; and
          in asserting any rights or claims under this Agreement, Foreside shall look only to the assets and  property of the Fund to which  Foreside's rights or claims relate in settlement of such rights or claims; and

     (g)  Each  Party  agrees   promptly  to  notify  the  other  party  of  the
          commencement of any litigation or proceeding of which it becomes aware arising out of or in any way  connected  with the  issuance or sale of
          Shares.

SECTION 5. REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of Foreside. Foreside represents and warrants to the Client that:

     (a)  It is a limited  liability  company duly organized and existing and in good  standing  under the laws of the State of Delaware and it is duly qualified to carry on its business in the State of Maine;

     (b)  It is empowered under applicable Laws and by its Organic  Documents to enter into this  Agreement  and  perform  its  obligations  under this
          Agreement;

     (c)  All requisite limited liability company proceedings have been taken to authorize it to enter into this Agreement and perform its  obligations under this Agreement;

     (d)  It has and will continue to have access to the  necessary  facilities, equipment,  and personnel to perform its duties and obligations  under this Agreement;

     (e)  This Agreement,  when executed and delivered, will constitute a legal, valid and binding obligation of Foreside, enforceable against Foreside in  accordance  with its  terms,  subject to  bankruptcy,  insolvency, reorganization,  moratorium  and  other  laws of  general  application affecting the rights and remedies of creditors and secured parties;

     (f)  The  performance by Foreside of its  obligations  under this Agreement does  not  and  will  not  contravene  any  provision  of its  Organic
          Documents;

     (g)  It is registered  under the 1934 Act with the SEC as a  broker-dealer, it is a member in good  standing  of the  FINRA,  it will abide by the rules and regulations of the FINRA, and it will immediately notify the
          Client if any regulatory  actions are instituted against it by the SEC or FINRA or its membership in the FINRA or registration with any State is terminated or suspended.

5.2  Representations  and  Warranties of the Client.  The Client  represents and warrants to Foreside that:

     (a)  It is duly  organized and existing and in good standing under the laws of the jurisdiction of its organization;

     (b)  It is empowered under  applicable Laws and by their Organic  Documents to enter into this  Agreement and perform its  obligations  under this
          Agreement;

     (c)  All  requisite  corporate  or similar  proceedings  have been taken to authorize it to enter into this Agreement and perform its  obligations under this Agreement.

     (d)  This Agreement,  when executed and delivered, will constitute a legal, valid and binding  obligation of the Client,  enforceable  against the
          Client  in  accordance   with  its  terms,   subject  to   bankruptcy,
          insolvency,  reorganization,  moratorium  and  other  laws of  general application affecting the rights and remedies of creditors and secured parties;

     (e)  With respect to all Shares from time to time being offered for sale to the public, a Registration Statement is currently effective or will be effective  at the time of sale,  and will  remain  effective,  and all appropriate  Federal and State  securities  law filings have been made and will continue to be made;

     (f)  The  Registration  Statement has been, and any amendment  thereto will be, as the case may be, prepared in conformity  with the  requirements of the Securities  Act and the 1940 Act and the rules and  regulations thereunder,  and all Client-related  advertisement or sales literature shall be prepared in conformity  with  requirements of applicable laws and regulations.  The  Registration  Statement and  advertisement  and sales  literature  shall contain all statements  required to be stated
          therein in conformity  with said Acts,  laws and  regulations  and the rules  and  regulations  of the SEC  thereunder  or  other  applicable regulatory authority, and all material statements of fact contained or to be contained in the Registration  Statement and  advertisement  and sales  literature  are or will be true  and  correct  in all  material respects at the time  indicated or on the effective  date, as the case may be; and the  Registration  Statement and  advertisement  and sales literature,  when it shall become  effective or be authorized for use, will not  include an untrue  statement  of a material  fact or omit to state a material  fact  required to be stated  therein or necessary to make the  statements  therein not misleading to a purchaser of Shares;
          and

     (g)  It shall  not file any  amendment  to the  Registration  Statement  or
          Prospectuses   without  giving  Foreside   reasonable  advance  notice
          thereof;  provided,  however, that nothing contained in this Agreement shall in any way  limit  the  Client's  right to file at any time such amendments to the Registration Statement or Prospectuses,  of whatever character,  as the Client may deem advisable,  such right being in all respects absolute and unconditional.

SECTION 6. COMPENSATION AND EXPENSES

6.1 Compensation.

     [(a) In  consideration  of  Foreside's  services  in  connection  with  the distribution of Shares of each Fund and Class thereof,  Foreside shall receive:  (i) any applicable  sales charge  assessed upon investors in connection  with the  purchase of Shares;  (ii) from the  Client,  any applicable  contingent  deferred sales charge  ("CDSC")  assessed upon investors in connection with the redemption of Shares;  (iii) from the
          Client,  the  distribution  and / or service  fees with respect to the
          Shares of those  Classes as  designated in Schedule 1 for which a Plan is effective (the  "Distribution  Fee"); and (iv) from the Client, the shareholder  service fees with respect to the Shares of those  Classes as designated in Schedule 1 for which a Service Plan is effective (the
          "Shareholder  Service  Fee").  The  Distribution  Fee and  Shareholder
          Service Fee shall be earned and paid pursuant to the  Agreement(s)  of
          Distribution Plan for [Class A and Class C Shares].

     (b)  In order for  Foreside  to perform  its duties  hereunder,  the Client shall cause its transfer agent (the "Transfer  Agent") (i) to withhold from redemption proceeds payable to holders of Shares of the Funds and the Classes thereof, all CDSCs properly payable by the shareholders in accordance  with the terms of the  applicable  Prospectus and pay such amounts  to  Foreside  as  promptly  as  practicable,  (ii)  to pay to
          Foreside all initial sales charges (net of dealer  reallowances)  and,
          (iii) to report to Foreside any information  that may be necessary for
          Foreside to perform its duties under this Agreement.]

     (c)  Other than stated in Section  6(a) and 6(b) above,  Foreside  shall be entitled to no compensation or  reimbursement  of expenses from Client for the  services  provided  by Foreside  pursuant to this  Agreement.
          Foreside  may  receive  compensation  from the Client or the  Client's
          Adviser related to its services  hereunder or for additional  services as may be agreed to between the Client, Adviser and Foreside.

6.2 Expenses.

     (a)  The Client shall bear the cost and expenses:  (i) of the  registration of the  Shares  for sale  under the  Securities  Act;  and (ii) of the registration  or  qualification  of the  Shares  for  sale  under  the securities laws of the various States;

     (b)  Foreside shall pay all expenses  relating to Foreside's  broker-dealer qualification.  Foreside  shall  also  pay all  expenses  incurred  in providing office space,  equipment,  and personnel as may be necessary or convenient to provide the Services.

6.3  Other  Compensation.  Notwithstanding  anything  in this  Agreement  to the contrary,  Foreside and its affiliates may receive compensation or reimbursement from the Client and the Adviser with respect to any services not included  under this Agreement.

SECTION 7. EFFECTIVENESS, DURATION, TERMINATION; ADDITIONAL FUNDS AND CLASSES

7.1 Effectiveness.  This Agreement shall become effective on the Effective Date, and shall become  effective  with  respect to each Fund or Class  thereof on the
Services Commencement Date with respect to such Fund or Class.

7.2 Duration. This Agreement shall continue in effect with respect to Client for two years  following the Effective Date and thereafter  shall continue in effect with  respect to each Fund  until  terminated;  provided,  that  continuance  is specifically  approved at least annually  pursuant to Section 15 of the 1940 Act and otherwise as required pursuant to any Plan.

7.3 Termination.

     (a)  This  Agreement  may be terminated at any time with respect to a Fund, without the payment of any penalty, (i) by the Client's Governing Body or by a vote of a majority of the outstanding voting securities of the
          Fund or,  with  respect to each Class of a Fund for which  there is an effective  Plan, a majority of members of the Client's  Governing Body who do not have any direct or indirect  financial interest in any such
          Plan or in any  agreements  related to the Plan,  on thirty (30) days'
          written  notice to  Foreside  or (ii) by Foreside on thirty (30) days'
          written notice to the Client.

     (b)  This Agreement  shall  automatically  terminate upon its assignment or upon the termination of Foreside's membership in the FINRA.

7.4 Survival.  The  provisions of Sections 2.6, 2.8,  3.1(c),  3.2, 3.3, 4, 6.1,
6.2, 7 and 8 shall survive any termination of this Agreement.

7.5 Additional Funds and Classes.

     (a)  In the event that the Client  requests  Foreside  to provide  services with respect to one or more  additional  funds  and/or  classes of the
          Client  after the  Effective  Date,  such funds and/or  classes  shall become  Funds and/or  Classes  under this  Agreement  for all purposes hereof upon the execution of a joinder to this Agreement by the Client and Foreside.

     (b)  In the event that after the Effective  Date the Client winds up one or more Funds and/or  Classes or otherwise  terminate this Agreement with respect to a Fund and its  Classes,  such Fund or Class shall from the date of such winding up or  termination  no longer be deemed a Fund or
          Class under this  Agreement,  provided,  that the Client  shall remain obligated  pursuant to Section 6 to make any payments for  obligations incurred through the date of termination  respecting such Fund and its
          Classes,  including  any  obligations  that  specifically  survive the termination of this Agreement with respect to such Fund or Class.

SECTION 8. MISCELLANEOUS

8.1  Amendments.  No provisions of this  Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the
Parties;  provided,  that (i) the Client may amend  Schedule 2 as  permitted  by
Section  2.6(d);  and (ii) the Client  and/or  Foreside  may, as a result of the addition or termination of a Fund or Class  hereunder as contemplated by Section
7.5, amend Schedule 1 as permitted by Section 7.5.

8.2  Governing of Law.  This  Agreement  shall be construed  and the  provisions hereof  interpreted  under  and in  accordance  with  the  Laws of the  State of
Delaware,  without giving effect to the conflicts of laws,  principles and rules thereof.

8.3 Entire  Agreement.  This Agreement  constitutes the entire agreement between the  Parties  hereto and  supersedes  any prior  agreement  with  respect to the subject matter hereof, whether oral or written.

8.4  Counterparts.  This  Agreement may be executed by the Parties hereto in any number of  counterparts,  and all of the  counterparts  taken  together shall be deemed to constitute one and the same instrument.

8.5 Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions  shall be  considered  severable  and  unaffected,  and the  rights and obligations  of the Parties  shall be construed and enforced as if the Agreement did not contain the  particular  part,  term or provision  held to be illegal or invalid.

8.6 Headings.  Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

8.7 Notices and Other Communications; Electronic Records.

     (a)  Any notice required or permitted to be given hereunder by either party to the other  shall be deemed  sufficiently  given if in  writing  and personally delivered or sent by, facsimile or registered, certified or overnight mail,  postage  prepaid,  addressed by the party giving such notice to the other party at the address  furnished  below  unless and until changed by Foreside or Client,  as the case may be. Notice shall be given to each party at the following addresses:

          If to Foreside:

          Foreside Fund Services, LLC
          Two Portland Square, first floor
          Portland, Maine 04101
          Attn:  Corporate Counsel
          Fax:  (207) 553-7151

          If to Client :

     (b)  This  Agreement and electronic  signatures  and records  delivered and maintained  under the  Agreement  shall be  effective  to the  fullest extent permitted by Law, provided that references in this Agreement to written  approval  or  approval  in writing of either  Party  shall be restricted to a writing executed by a then-current  executive  officer of such Party.  Each Party agrees to maintain a copy of this Agreement and any amendments to this Agreement for its records.

8.8  Interpleader.  In the event of a dispute about any funds of the Client held by Foreside from time to time under this  Agreement,  Foreside or its agents may commence an action in  interpleader  and pay the disputed  funds into a court of competent  jurisdiction,  and  the  Client  shall  reimburse  Foreside  for  its reasonable costs and expenses related to any such action in interpleader.

8.9  Certain  Terms.  The terms "vote of a majority  of the  outstanding  voting securities,"  "interested  person,"  "affiliated  person" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

SECTION 9. ANTI-MONEY LAUNDERING COMPLIANCE

Foreside and Client hereby  represent and warrant that each has  implemented and enforces an  anti-money  laundering  program  ("AMLP")  that complies with laws, regulations and regulatory guidance applicable to their business,  and includes, at a minimum:

          (A)  written policies,  procedures, and controls to detect and prevent money laundering, as appropriate;

          (B)  a  designated  compliance  officer with  sufficient  authority to oversee the AML Program;

          (C)  an ongoing training program for appropriate persons; and

          (D)  scheduled independent testing of the AML Program.

9.2  Reports.  Foreside  agrees  to  provide  periodic  reports  concerning  its compliance with Foreside's AMLP at such times as may be reasonably  requested by the Client's Board of Trustees or AML Compliance Officer.

     IN WITNESS  WHEREOF,  the Parties  hereto have caused this  Agreement to be executed in their names and on their behalf by and through their duly authorized officers or representatives, as of the day and year first above written.

ABERDEEN FUNDS

By: ______________________________
    Vincent J. Esposito
    President

FORESIDE FUND SERVICES, LLC

By:  _____________________________
     Richard J. Berthy
     Vice President

List of Schedules and Appendices that are part of this Agreement:

         Schedule 1                 Funds and Classes of the Client

         Schedule 2                 Authorized Persons

                                     [FUND]

                                   Schedule 1
                         Funds and Classes of the Client

As of the Effective Date:

--------------------------------------------------------------------------
                    Funds                           Classes
--------------------------------------------------------------------------

--------------------------------------------------------------------------

                                     [FUND]

                                   Schedule 2
                               Authorized Persons

1. Authorized Persons:

In addition to the officers  (including  assistant  officers) of the Client, the following  persons are authorized to give  Instructions to Foreside with respect to this Agreement:

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                    Name                            Title

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2. Change in Authorized Persons

Any change in Authorized  Persons shall only be made in accordance  with Section
2.6(d) of the Agreement.